UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  April 5, 2006

DE BEIRA GOLDFIELDS INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-51707	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1530 Duthie Avenue, Burnaby, British Columbia, Canada		V5A 2R6
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (604) 729-5091

n/a
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 8.01. Other Events.

On April 5, 2006, De Beira Goldfields Inc. retained Corporate & Resource Consultants Pty. Ltd. of Perth, Australia as technical consultants of De Beira Goldfields Inc. A press release regarding this selection was issued on April 5, 2006. A copy of this press release is attached as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
99.1	Press release dated April 5, 2006 announcing the selection of technical consultants.	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, De Beira Goldfields Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

DE BEIRA GOLDFIELDS INC.

Dated: April 18, 2006                                   By: /s/ Reg Gillard
Reg Gillard - CEO & President

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EXHIBIT 99.1

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DE BEIRA GOLDFIELDS INC.
1530 Duthie Avenue
Burnaby, British Columbia, Canada V5A 2R6
Tel: (604) 518-4505 - Fax: (604) 629-0728

Press Release

DE BEIRA SELECTS CORPORATE & RESOURCE CONSULTANTS PTY LTD FOR IDENTIFYING INTERESTS IN SOUTH AMERICA

Burnaby, British Columbia, Canada - April 5, 2006 - DE BEIRA GOLDFIELDS INC. (“DE BEIRA” or the “Company”) (NASD OTCBB: DBGF; Frankfurt: D1Q; WKN: A0JDS0) is pleased to announce the selection of Corporate & Resource Consultants Pty Ltd (“CRC”) of Perth Australia as technical consultants for the Company.

As technical consultants for DE BEIRA, CRC will be responsible for identifying and negotiating to acquire interests in prospective copper and gold projects situated in South America complementary to DE BEIRA’s current exploration plan in British Columbia, Canada. Fees for CRC’s services will be determined following further discussions.

About DE BEIRA GOLDFEILDS INC.

DE BEIRA is a Nevada based mineral exploration company. The Company’s principal business is the exploration of its mineral claim in British Columbia, Canada.

This Press Release may contain, in addition to historical information, forward-looking statements. These statements may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein.

DE BEIRA GOLDFEILDS INC.

Per:
/s/ Michele Fronzo
______________________________
Michele Fronzo, President & Director

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